SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 1th day of April, 2014

AMONG:

GOLDEN PREDATOR MINING CORP. (formerly NORTHERN TIGER RESOURCES INC.), a corporation existing under the laws of the Province of British Columbia having an office at 200, 9797 - 45 Avenue NW, Edmonton, Alberta T6E 5V8

     ("NTR")

AND:

TILL CAPITAL LTD. (formerly, RESOURCE HOLDINGS LTD.), an exempt company existing under the laws of Bermuda and having an registered office at Crawford House, 50 Cedar Avenue, Hamilton, HMl 1 Bermuda

("Till")

RECITALS:

A.                   Till is the legal and beneficial owner of all of the outstanding common shares (the "Shares") in the capital of Americas Bullion Royalty Corp. (the "Company").

B.                   NTR wishes to purchase, and Till wishes to sell, the Shares on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE l
INTERPRETATION

1.1                   Definitions

                       In this Agreement, including the Recitals and Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(a)	"Additional Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "C" hereto;

(b)	"Affiliate" has the meaning ascribed to such term in the Securities Act;

(c)

"Arrangement" means an arrangement involving Till and the Company under the provisions of Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set forth in the arrangement agreement between Till and the Company dated February 18, 2014, as amended March 25, 2014;

(d)

"Assets" means all assets, contracts, equipment, goodwill and inventory of the Company, and includes all tangible things and intangible things owned by the Company as at the Effective Time, and as more particularly described in Schedule "A" to this Agreement;

(e)	"Business" means, with respect to the Company, the business carried on by the Company as at the date of this Agreement;

(f)	"Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the State of Idaho or the Province of Alberta;

(g)

"Business Combination Agreement" means the amended and restated business combination agreement signed among the Company, NTR and Redtail Metals Corp. dated December 17, 2013 and amended January 21, 2014 and March 24, 2014 providing for, among other things, the purchase of the Shares by NTR;

(h)	"Cash Portion" has the meaning ascribed in Section 2.2;

(i)	"Closing" has the meaning ascribed in Section 6.1;

(j)	"Closing Time" has the meaning ascribed thereto in Section 6.1;

(k)	"Commissions" means, collectively, the British Columbia Securities Commission and the Alberta Securities Commission;

(l)	"Consideration" has the meaning ascribed in Section 2.2;

(m)	"Effective Date" means the date upon which the Arrangement will become effective;

(n)	"Effective Time" means the time on the Effective Date that the Arrangement becomes effective;

(o)

"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, leases, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(p)

"Environmental Laws" means any current federal, state, provincial or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the indoor or outdoor environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) odour, indoor air, employee exposure, wetlands, pollution, contamination; (iv) and injury or threat of injury to persons or property relating to any Hazardous Substance; or (v) the protection, management or use of surface water or ground water;

(q)	"Exchange" means the TSX Venture Exchange;

(r)	"Financing" means the investment by Till in common shares in the capital of NTR having a value equal to $1,800,000;

(s)

"Till Percentage" means the percentage of the issued and outstanding NTR Shares, on a non-diluted basis owned, directly or indirectly, by Till and its Affiliates from time to time. For greater certainty, the Till Percentage includes the NTR Shares that will be issued pursuant to the Financing;

(t)	"Hazardous Substances" means any substance, material or waste that is listed, classified or regulated as hazardous, toxic or dangerous pursuant to any Environmental Laws;

(u)	"Material Contract" means, with respect to the Company:

(i)	any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

(ii)	any contract that expires, or may be renewed at the option of any person other than the Company so as to expire, more than one year after the date of this Agreement;

(iii)	any debt instrument;

(iv)	any contract for capital expenditures in excess of $10,000 in the aggregate;

(v)	any contract limiting the right of the Company to engage in any line of business or to compete with any other person;

(vi)	any confidentiality, secrecy or non-disclosure contract;

(vii)	any contract pursuant to which the Company leases any real property;

(viii)

any contract pursuant to which the Company leases any personal property involving payments by the Company in excess of $10,000 annually or involving rights or obligations which cannot be terminated without penalty on less than three months' notice;

(ix)	any employment contracts with employees and service contracts with independent contractors that cannot be terminated on 30 days' notice or less by the Company without penalty;

(x)

any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property, misappropriation or violation or warranting the lack thereof; and

(xi)

any other agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment which is or would reasonably be expected to be material to the Business, properties, Assets, operations, condition (financial or otherwise) or prospects of the Company;

(v)	"NTR" means Northern Tiger Resources Inc.;

(w)	"NTR Shares" means the Class A common shares of NTR;

(x)	"Plan of Arrangement" means the plan of arrangement attached as Schedule A of the Arrangement Agreement;

(y)	"Public Record" has the meaning ascribed m Subsection 3.2(f) of this Agreement;

(z)	"Purchase Note" has the meaning ascribed in Section 2.3(a)(ii);

(aa)	"Release" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal;

(bb)	"Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "B" hereto

(cc)	"Securities Act" means the Securities Act (British Columbia), as amended from time to time, and the rules and regulations promulgated thereunder;

(dd)	"Shares" has the meaning ascribed in Recital A;

(ee)	"Till" means Till Capital Ltd.;

(ff)

"Transaction" means the sale of the Shares by Till to NTR in exchange for the Consideration in accordance with the terms of this Agreement and the Plan of Arrangement and all other transactions referred to herein; and

(gg)	"VWAP" means the volume weighted average trading price.

1.2                   Currency

                       All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3                   Best of Knowledge

                       Any reference herein to "the best of the knowledge" of a party will be deemed to mean the actual knowledge of senior management of the party and the best of the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.4                    Interpretation Not Affected by Headings

                       The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof ', "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.5                   Time of Essence

                       Time will be of the essence hereof. 1.6 Schedules

                       The following Schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof:

Schedule "A"	Assets of the Company
Schedule "B"	Material Contracts
Schedule "C"	Royalties
Schedule "D"	Additional Royalties
Schedule "E"	Form of Purchase Note
Schedule "F"	Form of Royalty Grant Agreement
Schedule "G"	Form of Subscription Agreement

ARTICLE 2
PURCHASE AND SALE

2.1                   Purchase and Sale

                       Subject to the terms and conditions herein, Till agrees to the sell the Shares to NTR and NTR agrees to purchase the Shares from Till, free and clear of all Encumbrances other than those restrictions on transfer, if any, contained in the articles or by-laws of the Company.

2.2                   Consideration

                        In consideration of the purchase and sale of the Shares herein contemplated, NTR hereby agrees to pay to Till $5,250,000 (the "Cash Portion") and grant to Till the Royalties (together, the "Consideration").

2.3                   Payment of the Cash Portion of the Consideration

(a)	NTR will satisfy the Cash Portion of the Consideration at Closing as follows:

(i)

NTR will pay to Till, or an Affiliate of Till as directed by Till in writing, $550,000 by the issue of NTR Shares issued at a deemed price per share equal to the greater of: (A) $0.35 (on a post-consolidation basis); and (B) the minimum price permitted by the Exchange.

(ii)

NTR will issue to Till, or an Affiliate of Till as directed by Till in writing, a promissory note in the form attached hereto at Schedule "E" in the principal amount of $4,700,000 (the "Purchase Note") bearing interest at a rate of 6% (compounded annually) and payable over three years as set forth in the Purchase Note.

(b)

As security for the timely payment of the Purchase Note, NTR will deposit with Till, or an Affiliate of Till as directed by Till in writing, at Closing, the share certificates representing the Shares, duly endorsed in blank for transfer.

(c)

If at any time prior to satisfaction of the Purchase Note in full, NTR elects (on prior written notice to Till) to terminate the Transaction or if NTR fails to make a payment under the Purchase Note when due (subject to a 30 day cure period commencing on the date when such payment is due), then:

(i)

NTR will promptly transfer the Shares back to Till or an Affiliate of Till, as directed by Till in writing, and represent and warrant to Till in substantially the same terms as the representations and warranties given by Till in section 3.1 hereof (substituting references to Till with references to NTR) provided that NTR shall have no liability to Till for any breach of such representations and warranties that existed as of the Effective Time;

(ii)

NTR will be deemed to have forfeited to Till, without compensation, any of the Cash Portion of the Consideration then paid to Till (including any NTR Shares issued in satisfaction of the Cash Portion of the Consideration or payment obligations under the Purchase Note as at such date); and

	(iii)	Till will retain, without compensation to NTR, all of the Royalties and Additional Royalties.

(d)	Until such time as the Purchase Note is paid in full with accrued interest, NTR will not cause or permit:

	(i)	the issuance of, and will ensure that the Company does not issue, any securities of the Company; and

	(ii)	the wind up or dissolution of the Company.

2.4                   Royalties

                       At Closing, NTR will execute in favour of Till, or an Affiliate of Till as directed by Till in writing, the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Royalties set forth in Schedule "C".

2.5                   Additional Royalties

                       At Closing, NTR will cause the Company to execute in favour of Till, or an Affiliate of Till as directed by Till in writing, the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Additional Royalties set forth in Schedule "D".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                   Representations and Warranties by Till

                       Till hereby represents and warrants to NTR at Closing, as follows, and acknowledges that NTR is relying upon the accuracy of each such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

Till is a corporation duly incorporated and validly subsisting in all respects under the laws of Bermuda. Till has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of Till's obligations under this Agreement. Till has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by Till and, assuming the due authorization, execution and delivery hereof by Till, constitutes a legal, valid and binding obligation of Till, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)	Status, Charter Documents and Licenses

(i)

The Company is a corporation duly incorporated and validly subsisting in all respects under the laws of the Province of British Columbia. The Company has all necessary corporate power and authority to own, lease or otherwise hold its Assets and to carry on its Business as it is now being conducted and proposed to be conducted.

(ii)

The Company is duly licensed, registered and qualified as a corporation to do Business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction where it carries on Business.

(c)	Authorized and Issued Capital

The authorized capital of the Company consists of an unlimited number of common shares without par value and an unlimited number of Class 1 common shares without par value of which, a total of 180,682,213 common shares have been validly issued and are outstanding and are fully paid and non-assessable. There are no Class 1 common shares issued and outstanding.

(d)	Title to Shares

The Shares are owned by Till as the registered and beneficial owner thereof with good title, free and clear of all Encumbrances other than those restrictions on transfer, if any, contained in the articles or by-laws of the Company.

(e)	Shareholder Agreements, Etc.

There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares or any other securities of the Company.

(f)	Assets

(i) To the best of the knowledge of Till, Schedule "A" to this Agreement contains a complete and accurate description of all of the material Assets of the Company.

(ii)

Other than the royalties NTR will cause the Company to grant to Till as contemplated under this Agreement, the Company is the registered and beneficial owner of the Assets set forth in Schedule "A" and has good and marketable title to such Assets, free and clear of all material Encumbrances.

(g)	Reporting Issuer

The Company is a "reporting issuer" in each of British Columbia, Alberta and Ontario, and its common shares are listed on the Toronto Stock Exchange.

(h)	No Subsidiaries

The Company has no subsidiaries.

(i)	Licenses

To the best of the knowledge of Till, all licenses and permits required for the conduct of the Business of the Company have been obtained and are in good standing.

G)	No Other Purchase Agreements

No person has any agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

(i)	the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares of the Company or any securities of the Company; or

(ii)	the purchase from Till of any of the Shares.

(k)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof and in respect of the Arrangement Agreement and the Plan of Arrangement, to the best of the knowledge of Till, neither Till nor the Company is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by Till or the Company, in connection with the execution, delivery or performance by Till of this Agreement or the completion of any of the transactions contemplated herein.

(1)	Compliance with Charter Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or material breach of or material default under, or cause the acceleration of any obligations of the Company under:

(i)	any term or provision of any of the constating documents of Till or the Company or any director or shareholder minutes; or

(ii)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which any of the Company, or Till is a party or by which any of them is bound; or

(iii)	any term or provision of any order or decree of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction.

(m)	Corporate Records

To the best of the knowledge of Till, the corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and the shareholder of the Company, at which resolutions were passed held since its incorporation, and signed copies of all resolutions, articles and by- laws duly passed or confirmed by the directors or the shareholder of the Company, other than at a meeting.

(n)	Tax Returns

All tax returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and such tax returns are true, complete and correct in all material respects. All taxes shown to be payable on the tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by the Company with respect to items or periods covered by such tax returns.

(o)	Financial Records

All material financial transactions of the Company have been recorded in the financial books and records of the Company in accordance with good business practice. No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(p)	Liabilities

There are no material liabilities (contingent or otherwise) and, to the best of the knowledge of Till, there is no basis for assertion against the Company of any liabilities of any kind or in respect of which the Company may become liable on or after the consummation of the transactions contemplated by this Agreement other than liabilities specifically disclosed to NTR in writing before the date hereof.

(q)	Material Contracts

Except as set forth on Schedule "B", Company is not a party to any Material Contracts.

(r)	Litigation

There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Till or the Company) pending or, to the best of the knowledge of Till, threatened, by or against or affecting the, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(s)	Environmental Matters

(i)

To the best of the knowledge of Till, the operation of the Business, the property and assets owned or used by the Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. To the best of the knowledge of Till, the Company has complied with all reporting and monitoring requirements under all Environmental Laws. The Company has not received any notice of any non-compliance with any Environmental Laws, and there is no reasonable basis upon which the Company could become, responsible for any material clean up or corrective action under any Environmental Laws.

(ii)

The Company has obtained all permits, certificates, approvals, registrations and licenses necessary to conduct the Business as it now exists, and to own, use and operate its properties and assets in compliance with all Environmental Laws.

(iii)

To the best of the knowledge of Till, there are no Hazardous Substances located on or in any of the properties or assets owned or used by the Company and no Release of any Hazardous Substances has occurred on or from the properties and assets of the Company or has resulted from the operation of the Business and the conduct of all other activities of the Company. The Company has not used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and no real property has been or is being used as a landfill or waste disposal site.

(iv)

To the best of the knowledge of Till, there are no past, present or, future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Company with the Environmental Laws as in effect on the date hereof or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by the Company of any Hazardous Substances.

	(v)	To the best of the knowledge of Till, the Company has never conducted or had conducted an environmental audit, assessment or study of any of its properties or assets.

(t)	Tax Liabilities

To the best of Till's knowledge, the Company has no material tax liabilities.

3.2                   Representations and Warranties by NTR

                       NTR hereby represents and warrants to Till at Closing as follows, and confirms that Till is relying upon the accuracy of each of such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

NTR is a corporation duly incorporated and validly subsisting in all respects under the laws of the Province of Alberta. NTR has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of NTR's obligations under this Agreement. NTR has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by NTR and, assuming the due authorization, execution and delivery hereof by Till, constitutes a legal, valid and binding obligation of NTR, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)	Reporting Issuer

NTR is a reporting issuer in the Provinces of British Columbia and Alberta and its common shares are posted and listed for trading on the Exchange. NTR is not in default under the Securities Act or the rules, by-laws or policies of any stock exchange on which any securities of NTR are listed. There are no orders suspending the sale or ceasing the trading of any securities issued by NTR and no proceedings for such purpose are pending or, to the knowledge of NTR, threatened.

(c)	Share Capital

NTR's authorized share capital consists of an unlimited number of common shares without par value of which, as at the date hereof, there are 8,366,832 common shares issued and outstanding as fully-paid and non-assessable. Any NTR Shares issued pursuant to Section 2.3(a)(i) or under the terms of the Purchase Note will, when issued, be validly issued as fully paid and non- assessable.

(d)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof, NTR is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by NTR in connection with the execution, delivery or performance by NTR of this Agreement or the completion of any of the transactions contemplated herein.

(e)	Compliance with Constating Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by NTR, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or breach of or material default under or cause the acceleration of any obligations of NTR under or cause the acceleration of any obligations of NTR under:

(i)	any term or provision of any of its articles, by-laws or other constating documents of NTR or any director or shareholder minutes;

(ii)	the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which NTR is a party or by which it is bound, or

(iii)

any term or provision of any licenses, registrations or qualification of NTR or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(f)	Public Disclosure

As of their respective dates, all information and materials filed by NTR with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January 1, 2012 to the date hereof (collectively, the "Public Record") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

(g)	Subsequent Events; Investment Information

Subsequent to the respective dates as of which information is given in the Public Record, there has been no material adverse change, or any fact known to NTR and not disclosed to Till that could reasonably be expected to result in a material adverse change in the condition of the assets, liabilities, operations, activities, earnings, affairs or financial position of NTR.

(h)	Corporate Records

The corporate records and minute books of NTR contain complete and accurate minutes of all meetings of the directors and shareholders of NTR at which resolutions were passed held since its incorporation, and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of NTR other than at a meeting. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of NTR are complete and accurate.

(i)	Litigation

There is no suit, action, litigation, investigation, claim, complaint or proceeding before any governmental authority in progress or pending or, to the best of the knowledge of NTR, threatened against or relating to NTR which, if determined adversely to it, would prevent NTR from fulfilling all of its obligations set out in this Agreement or arising from this Agreement, and, to the best of the knowledge of NTR, there is no existing ground on which any such action, suit, litigation or proceeding might be commenced with any likelihood of success. There is not presently outstanding against NTR any cease trade order, judgment, decree, injunction, or rule or order of any governmental authority.

3.3                   Survival of Warranties by Till

                       The representations and warranties made by Till and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of NTR or any other person or any knowledge of NTR or any other person, will continue in full force and effect for the benefit of NTR for a period of 12 months from the Effective Date.

3.4                   Survival of Warranties by NTR

                       The representations and warranties made by NTR and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of Till or any other person or any knowledge of Till or any other person, will continue in full force and effect for the benefit of Till for a period of 12 months from the Effective Date.

ARTICLE 4
COVENANTS

4.1                   Sale, Option or Joint Venture of Assets or Shares

                       Excepting only the grant of royalties by the Company to Till as contemplated under this Agreement, until such time as the Purchase Note is paid in full, NTR shall not sell, assign, transfer, joint venture, option or in any way encumber any of the Shares or any of the Assets (and shall not enter into any binding agreement in respect thereof), without obtaining the prior written consent of Till, such consent not to be unreasonably withheld, conditioned or delayed.

4.2                   Management

(a)

So long as the Till Percentage is at least: (a) 20%, Till, or a Till Affiliate, as directed by Till, will have the right to nominate two appointees to the board of directors of NTR; and (b) at least 10% but less than 20%, Till, or a Till Affiliate, will have the right to nominate one appointee to the board of directors of NTR.

(b)	At Closing, NTR will engage Till to provide contract services for accounting, IT, investor relations and corporate secretary functions at arms' length rates to be negotiated among the parties.

4.3                   Pre-Emptive Rights

(a)

After the Closing and for so long as the Till Percentage is at least 15%, if NTR proposes to issue pursuant to a private placement any common shares or securities that are convertible into, exchangeable for or exercisable to acquire Common Shares ("New NTR Securities"), Till, or a Till Affiliate, as directed by Till in writing, will be entitled (but not required) to concurrently purchase up to such number of New NTR Securities ("Participation Right Securities") that will enable Till, or a Till Affiliate, as directed by Till in writing, to maintain the Till Percentage in effect immediately prior to such private placement, on the same terms and at the same price at which the New NTR Securities are issued to other person(s) ("Third Party Purchasers"), subject to the approval of the Exchange.

(b)

NTR will give Till, or a Till Affiliate, as directed by Till in writing, written notice of any proposed issuance of New NTR Securities at least 10 Business Days prior to the proposed date of issuance thereof. Such notice will set out the material terms of the proposed issuance, including the proposed issue price.

(c)

Within five Business Days following receipt of the notice contemplated in Section 4.3(b), Till, or a Till Affiliate, as directed by Till in writing, will provide written notice to NTR of the number of New NTR Securities (if any) it intends to purchase in connection with the proposed transaction. If NTR does not receive any notice from Till, or a Till Affiliate, as directed by Till in writing, within such five Business Day period referred to in this Section 4.3(c), Till, or a Till Affiliate, as directed by Till in writing, will be deemed to have waived its rights to acquire any New NTR Securities under this Section 4.3 and NTR will be entitled, within the period of 90 days following the expiry of such five Business Day period, to complete the proposed issuance of New NTR Securities to the Third Party Purchasers on terms and conditions no less favourable to NTR than those contained in the notice provided to Till, or a Till Affiliate, as directed by Till in writing, pursuant to Section 4.3(b). If no such transaction is completed within such 90 day period, NTR will be required to again comply with the provisions of this Section 4.3 before completing such transaction.

(d)

If NTR receives within the five Business day period referred to in Section 4.3(c) written notice from Till, or a Till Affiliate, as directed by Till in writing, that it wishes to purchase some or all of the New NTR Securities which it is entitled to purchase under Section 4.3(a), then subject to the approval of the Exchange (which NTR will use reasonable commercial efforts to promptly obtain) and any shareholder approvals which may be required under applicable laws or Exchange policies, NTR will be obligated to issue to Till (or an Affiliate of Till as directed by Till in writing), and Till, or a Till Affiliate, as directed by Till in writing, will be obligated to purchase from NTR, such New NTR Securities concurrently with the completion of the issuance of such New NTR Securities to the Third Party Purchasers.

(e)

Nothing in this Section 4.3 will provide Till, or a Till Affiliate, as directed by Till in writing, with any rights to acquire any securities of NTR which are being issued (i) solely as consideration for the acquisition by NTR or its Affiliates of assets from persons dealing at arm's length to NTR and not as a financing transaction for NTR, (ii) under any equity compensation plan in respect of directors, officers, employees or consultants of NTR or (iii) upon the exercise of other outstanding convertible securities of NTR.

(f)

NTR will use commercially reasonable efforts to obtain any and all approvals of the Exchange and the shareholders of NTR under the rules of the Exchange or any other applicable laws in order for Till, or a Till Affiliate, as directed by Till in writing, to obtain the full benefit of its rights under this Section 4.3 to purchase Participation Right Securities.

4.4                   Public Disclosure; Confidentiality

(a)

Unless and until the transactions contemplated in this Agreement will have been completed, except with the prior written consent of the other party, each party and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party and all information concerning the Company in strictest confidence, except such information and documents already available to the public or as are required to be filed or disclosed by applicable law or Exchange policies.

(b)

All such information and documents in any form or medium whatsoever concerning the Company, including but without limitation copies thereof and derivative materials made therefrom will be delivered to Till, or an Affiliate of Till, as directed by Till in writing, in the event that the Shares are transferred back to Till or an Affiliate of Till, as directed by Till in writing, destroyed in the event that the transactions provided for in this Agreement are not completed.

ARTICLE 5
CONDITIONS

5.1                   Mutual Conditions Precedent

                       The respective obligations of the parties hereto to consummate the transactions and deliver the documents contemplated hereby are conditional on the satisfaction or waiver of all conditions precedent in the Arrangement Agreement which condition is for the benefit of both Till and NTR and may not be waived .

ARTICLE 6
CLOSING

6.1                   Effective Time

                       The parties will complete the transactions contemplated hereby ("Closing") on the the Effective Date at the time set out in the Plan of Arrangement (the "Closing Time").

6.2                   Deliveries on Closing

                       At Closing:

(a)	Till will deliver to NTR:

(i)	the share certificates representing the Shares, duly endorsed for transfer to NTR or to an Affiliate of NTR, as directed by NTR;

(ii)	a subscription agreement in respect of the Financing in the form attached hereto as Schedule "G", duly executed by Till;

(iii)	all books, minute books, records and accounts of the Company and any other information necessary for NTR to operate and manage the Business of the Company;

(iv)	a certified copy of a resolution of the directors of Till authorizing the execution of this Agreement and the completion of the transactions contemplated hereby;

(v)	a certified copy of a resolution of the Company approving the transfer of the Shares from Till to NTR or to an Affiliate of NTR, as directed by NTR;

(vi)	a certified copy of a resolution of Till approving the Financing; and

(vii)	such other documents as may be required by NTR's legal counsel, acting reasonably.

(b)	NTR will deliver to Till:

	(i)	a share certificate of NTR registered in the name of Till or an Affiliate of Till, as directed by Till, for the number of NTR Shares which NTR issues at Closing in accordance with Section 2.3(a)(i);

(ii)

a certified copy of a resolution of the directors of NTR authorizing the execution of this Agreement and the transactions contemplated hereby, including the allotment and issuance of the NTR Shares issued pursuant to Section 2.3(a)(i);

(iii)	the Purchase Note, duly executed by NTR in favour of Till or an Affiliate of Till, as directed by Till;

(iv)	share certificates representing the Shares, duly endorsed m blank for transfer, in accordance with Section 2.3(b);

(v)	the royalty grant agreements in respect of each of the Royalties, duly executed by NTR in accordance with Section 2.4;

(vi)	the royalty grant agreements in respect of each of the Additional Royalties, duly executed by the Company in accordance with Section 2.5; and

(vii)	such other documents as may be required by Till's legal counsel, acting reasonably.

6.3                   Closing Arrangements

                       Subject to the terms and conditions hereof, the Transaction will be closed at the Closing Time at the Vancouver offices of Stikeman Elliott LLP or at such other place or places as may be mutually agreed upon by Till and NTR.

ARTICLE 7
GENERAL PROVISIONS

7.1                   FurtherAssurances

                       Each of Till and NTR hereby covenant and agree that at any time and from time to time after the Effective Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement including, without limitation, any documents required to comply with securities or stock exchange requirements.

7.2                   Notices

                       Any notice required or permitted to be given under this agreement will be given in writing and transmitted by facsimile or other electronic transmission or delivered by one party to the other (the "Recipient") at the address indicated below and will be deemed to have been given on the day on which it is delivered or sent by facsimile or other electronic transmission, provided that such day is a Business Day in the city in which the recipient is located and such notice is so delivered or sent by facsimile prior to 5:00 p.m. (local time of the Recipient). If a notice is not delivered or sent on a Business Day or is delivered or sent on or after 5:00 p.m. on such day, it will be deemed to be given on the next Business Day thereafter.

lf to Northern Tiger Resources Inc.:

200, 9797 - 45 Avenue NW
Edmonton, AB T6E 5V8
Attention:           Greg Hayes, President
Fax:                      (780) 669-3715
Email:                   ghayes@northem-tiger.com

If to Till CapitalLtd.

c/o Cedar Management
Crawford House, 50 Cedar Avenue,
Hamilton, HMl 1 Bermuda
Attention:           William Sheriff, Chairman & CEO
Fax:                      +441 295-6566
Email:                   wms@aubullion.com

With a copy to:

11521 North Warren Street
Hayden, Idaho 83835

Attention:           William Sheriff, Chairman & CEO
Fax:                      (208) 635-5465
Email:                   wms@aubullion.com

And

Attention:           Timothy Leybold, CFO
Fax:                      (208) 635-5465
Email:                   tleybold@aubullion.com

7.3                   Governing Law

                       This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each of the parties hereby irrevocably attoms to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

7.4                   Expenses of Parties

                       Each of the parties hereto will bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, and financial advisors.

7.5                   Assignment

                       No party hereto may assign its rights or obligations under this Agreement, without the consent of the other party hereto. NTR hereby consents to the assignment by Till to an Affiliate of Till of its rights and obligations hereunder, which rights and obligations Till will assign an Affiliate promptly following Closing.

7.6                   Successors and Assigns

                       This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.7                   Entire Agreement

                       This Agreement, the Business Combination Agreement and the Schedules hereto constitutes the entire agreement, and supersedes all other prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof. In the event of a conflict between this Agreement (including the Schedules hereto) and the Business Combination Agreement, this Agreement shall prevail. None of the parties hereto will be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Effective Time pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Effective Time, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

7.8                   Waiver

                       Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Effective Time; provided, however, that such waiver must be evidenced by written instrument duly executed on behalf of such party.

7.9                   Amendments

                       No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

7.10                 Counterparts

                       This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

GOLDEN PREDATOR MINING CORP.,
by its authorized signatory:

/s/ Nancy La Couvee
Authorized Signatory
Name: Nancy La Couvee
Title:   Corporate Secretary

TILL CAPITAL LTD., by its authorized signatory:

/s/ Timothy P. Leybold
Authorized Signatory
Name: Timothy P. Leybold
Title: Chief Financial Officer

SCHEDULE "A"

ASSETS OF THE COMPANY

The assets of the Company are the assets as described in its interim financial statements for the 3 and 9 months ended November 30, 2013 including assets that have been purchased in the ordinary course and as acquired pursuant to disclosure of the public record of the Company on SEDAR, but not including assets that are to be contributed to Till Capital Ltd. pursuant to a contribution agreement to be entered into between AMB and Till Capital Ltd. under the Arrangement, assets sold in the ordinary course and assets disposed of pursuant to disclosure of the public record of the Company on SEDAR.

SCHEDULE "B"

MATERIAL CONTRACTS

1.	Arrangement Agreement, including the Plan of Arrangement, and all agreements referred to in the Arrangement Agreement and the Plan of Arrangement;

2.

Agreement between Golden Predator Canada Corp. and Access Consulting dated October 23, 2013 to write the submission of the permit to the Yukon Environmental and Socio- economic Assessment Board at the Executive Committee Level for approximately $950,000 over the next 6 to 8 months; and

3.

Agreement between Americas Bullion Royalty Corp. and EBA Tetra Tech dated December 12, 2013 for conducting engineering heap leach design with approximately $150,000 outstanding. This project should be completed in April, 2014.

SCHEDULE "C"

ROYALTIES 1

NTR will grant royalties to Till, or an Affiliate of Till as directed by Till in writing, on each of the following properties and in the following amounts; provided, however, that all NPI will be calculated after any NSR payment, such that any NSR payments are allowable expenses when calculating NPI:

3Ace	1.0% NSR high grade Au
Sonora Gulch	1.0% NSR porph Cu Au
Marg	1.0% NSR 1lmmt poly rsc
Clear Lake	0.5% NSR 7mmt Pb-Zn rsc
Babine, BC	0.5% NSR -25mt .3%Cu .3gAu
Copper Ace, BC	2.0% NSR Cu Mo intercepts
Joss'ulan, BC	2.0% NSR Cu VMS
Lucky Joe	1.0% NSR white gold Cu-Au
Korat	2.0% NSR Au soils KGC-CSL
Birman	2.0% NSR white gold area
BOND	1.0% NSR minto style[2]
DAD	1.0% NSR minto style[2]
MEL	1.0% NSR minto style[2]
DEL	1.0% NSR minto style[2]
LED	1.0% NSR minto style[2]
Chopin	1.0% NSR Sonora Gulch type[2]
Quitovac, Mexico	1.0%NSR
Willoughby, BC	1.0% NSR
Kelzas	2.0% NPI

_______________________________________________
1All properties located in Yukon Territory unless otherwise specified.
2 Subject to Capstone Mining Corp. consent as properties are under back-in right.

SCHEDULE "D"

ADDITIONAL ROYALTIES3

NTR will cause the Company to grant royalties to Till, or an Affiliate of Till as directed by Till in writing, on each of the following properties and in the following amounts:

Brewery Creek	0.5% NSR
Gold Dome	l .5% NSR
Rogue A/B	2.0% NPI or 0.5% NSR
Cache Creek	2.0% NPI or 0.5% NSR
SER/CHO	2.0% NSR
Fortymile	2.0% NPI or 0.5% NSR
Airstrip	l .0% NSR
Idaho	1.0%NSR
Willoughby, BC	2.0% NSR

_________________________________________________
3 All properties located in Yukon Territory unless otherwise specified.

SCHEDULE "E"

FORM OF PURCHASE NOTE

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY TIDS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL <:@},, 2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE '2014.

GOLDEN PREDATOR MINING CORP.

PROMISSORY NOTE

Date of Issue: <{qJ>, 2014	Amount: $4,700,000

Golden Predator Mining Corp. (the "Company"), for value received, promises to pay to Resource Re Ltd. (the "Holder"), the principal sum of $4,700,000 (the "Principal Amount"), plus simple interest accruing from the date of issue until paid at a rate of 6% per annum.

This Promissory Note (the "Note") is made pursuant to the share purchase agreement dated the date hereof between the Company and Till Capital Ltd. (the "Share Purchase Agreement"). Unless otherwise defined, capitalized terms used in this Note have the meanings assigned to them in the Share Purchase Agreement. If there is a conflict or inconsistency between this Note and the Share Purchase Agreement, the Share Purchase Agreement will prevail to the extent of that conflict or inconsistency.

1.        Principal and Interest

The outstanding Principal Amount and the accrued but unpaid interest (the "Interest") shall become due and payable as follows (each, a "Payment Due Date"):

(a)	Principal Amount of $1,100,000 on <@}, 2015;

(b)	Principal Amount of $1,600,000 on <@i>, 2016; and

(c)	Principal Amount of $2,000,000 on <@:>, 2017,

in each case plus Interest accumulated as at such date.

All payments under this Note shall be made in the lawful money of Canada. The Company may prepay all or any part of the Note at any time without penalty, bonus or charges. Any such payments shall first be applied to the Interest and thereafter to the outstanding Principal Amount. All payments of Interest, whether in cash, or in shares pursuant to section 2, will be net of applicable Canadian withholding tax, if any.

2.         Payment of Principal Amount and Interest in Common Shares

Subject to the receipt of any required regulatory approvals and the other provisions of this Note the Company may, at its option provided that its common shares are then listed on the Toronto Stock Exchange or the TSX Venture Exchange, and not subject to any cease trade order or suspension or halt in trading, in exchange for or in lieu of paying the portion of the Principal Amount and/or any Interest due on each Payment Due Date (or any other pre-payment date) solely in money, elect to satisfy its obligation to pay such portion of the Principal Amount and/or any Interest by issuing and delivering to the Holder on the date of payment (the "Common Share Payment Date") that number of fully paid common shares in the capital of the Company ("Common Shares") obtained by dividing such portion of the Principal Amount and/or any Interest that the Company elects to pay in Common Shares by the Common Share FMV (the "Common Share Payment Right").

For the purposes of the foregoing, the "Common Share FMV'' shall be the greater of: (a) the volume weighted average trading price ("VWAP") of the Common Shares on the TSX Venture Exchange (or such other stock exchange on which the Common Shares may at such time be trading) (the "Exchange") for the 14 trading days immediately preceding the date which is two days before the Common Share Payment Date, (b) $0.35, and (c) the minimum price permitted by the Exchange; in any case less a 20% discount to the applicable VWAP.

Any amount payable by the Company to the Holder pursuant to the terms of this Note that is paid in Common Shares in accordance with the Company's Common Share Payment Right will be deemed to be paid and satisfied in full as of the Common Share Payment Date. The Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Company of its Common Share Payment Right effective immediately after the close of business on the Common Share Payment Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter. As soon as practicable following the Common Share Payment Date, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Common Shares to which the Holder shall be entitled pursuant to this Section 2. The Holder acknowledges and agrees that this Note and any securities acquired upon conversion pursuant to this Section 2 will be subject to such trade restrictions as may be imposed by operation of applicable securities rules and that the Company will be required to legend the certificates representing such securities with those restrictions.

3.         Fractional Shares

The Company shall not be required to issue fractional Common Shares upon the payment of any portion of this Note in Common Shares pursuant to Section 2. If any fractional interest in Common Shares would, except for the provisions of this Section 3, be issuable upon the payment of any amount of this Note, the number of Common Shares issued upon such payment shall be rounded down to the next whole number of Common Shares and the Company shall not be required to make any payment in lieu of delivering any certificates of such fractional interest.

4.         Adjustment and Anti-dilution Rights

If, prior to repayment of this Note, the Company undertakes any reclassification of, or other change in (including a change resulting from consolidation or subdivision) the outstanding Common Shares other than the Consolidation; or in case of any issue of Common Shares (or securities convertible into Common Shares) to all or substantially all of the holders of its outstanding Common Shares by way of a stock dividend or other distribution of assets or securities; the number of Conversion Shares to be issued under Section 2 shall, after such reclassification, change, issue, distribution or dividend, be equal to the number of shares or other securities or property of the Company, to which the Holder would have been entitled to upon such reclassification, change, distribution or dividend. The Common Share FMV in effect on the Common Share Payment Date of any such subdivision, redivision or on the record dated for such issuance of the Common Shares by way of a stock dividend or other distribution of assets or securities, as the case may be, shall be decreased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction. The Conversion Price in effect on the Common Share Payment Date of any such reduction, combination or consolidation of the Common Shares, shall be increased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction.

The Company covenants with the Holder that so long as this Note remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Section 4 which may give rise to an adjustment in the number of Common Shares issuable under Section 2 herein and such notice must specify the particulars of such event and the record date and the effective date for such event. The Company shall give such notice to the Holder not less than ten business days in each case prior to such applicable record date.

5.         Transfer of Note - Restrictions on Transfer

This Note may not be transferred or assigned without the consent of the Company, which consent will not be unreasonably withheld by the Company; provided however that the Holder may transfer or assign this Note to an affiliate (as defined in the Securities Act (British Columbia) of the Holder without the consent of the Company. The Company shall not be required to consent to the transfer of this Note to a person that is either a non-resident person or a partnership that is not a "Canadian Partnership" each for the purposes of the Income Tax Act (Canada). If consented to by the Company, this Note may be transferred only in compliance with applicable securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like Principal Amount will be issued to, and registered in the name of, the transferee.

6.         No Impairment

Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

7.         Miscellaneous

(a)	The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

(b)	This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein.

(c)

Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both the Company and the Holder.

(d)	This Note shall be governed by and construed under the laws of the Province of British Columbia.

(e)	The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

(f)

If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

GOLDEN PREDATOR MINING CORP.

Per:

___________________________________________
Authorized Signatory

SCHEDULE "F"

FORM OF ROYALTY GRANT AGREEMENT

No APN's - no transfer of title
Deed of Royalties Only

Recorded at the request of
and when recorded return to:

The undersigned affirms that this document
does not contain the personal information of any person.

Deed of Royalties

This Deed of Royalties ("Deed") is made and entered into effective this         , day of         , 2014 from <@>, a corporation ("<@}>"),to <@)>, a         <@> corporation ("         ").

Recitals

                     , a company incorporated under the laws of         ("                 "),         and         , a corporation incorporated under the laws of         , are parties to the Share Purchase Agreement dated         , 2014 (the "Sale Agreement") pursuant to which                 agreed to grant to                 the "Net Profits Royalty" (as defined herein) in the properties more particularly described in Exhibit A (hereinafter the "NPI Properties") and the "Net Smelter Royalty" (as defined herein) in the properties more particularly described in Exhibit B (hereinafter the "NSR Properties") (together with the Net Profits Royalty, the "Royalties") attached to and by this reference incorporated in this Deed (collectively the "Properties" and each individually a "Property").

             All capitalized words not otherwise defined shall have the respective meanings set forth in Exhibit C.

desires to grant to                 the Royalties provided for in the Sale Agreement.

             In consideration of the sum of ten dollars ($10.00), the receipt of which is acknowledged, and the parties' rights and obligations under the Sale Agreement, the parties agree as follows:

1.         Net Profits Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assigns and successors, to pay to <@:::_, and <@>'s assigns and successors, a production royalty of         % of the Net Profits of the <@> Properties payable after the commencement of Commercial Production from the <@> Properties (the "Net Profits Royalty"). For greater certainty, the Net Profits Royalty encumbers the Properties separately, and the Net Profits Royalty in respect of the <@> Properties shall encumber, and shall only be payable from, the Net Profits to which <@> is entitled in respect of the <@> Properties and shall not encumber any other claims.

             1.1         Calculation of Royalty. If and for so long as the Net Profits Royalty is payable in respect of the                 Properties, <@> shall calculate, as of the end of each calendar quarter ending after the date of commencement of Commercial Production on each of the <@> Properties, the Gross Revenue, Expenditures and Net Profits for each of the <@> Properties for such quarter.

             1.2         Arm's Length. Notwithstanding the definitions of Gross Revenue and Expenditures, if, in respect of the <@> Properties:

(a)	sales of ore, minerals or other products extracted or produced from the <@> Properties are made to;

(b)	receipts are paid by or receivables are payable by; or

(c)	costs, charges, obligations, liabilities and expenses paid or payable by <@>, <@> US and their respective affiliates to,

a person not at arm's length to <@>, the amount to be added to Gross Revenue for the <@> Properties in respect of such sales, receipts or receivables or to be added to Expenditures in respect of such costs, charges, obligations, liabilities and expenses shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or of the subject matter of the receipts, receivables, costs, charges, obligations, liabilities and expenses at the time.

             1.3         Payment of Net Profits Royalty. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties:

(a)	deliver to <@> a statement, showing in reasonable detail the calculation of Gross Revenue, Expenditures and Net Profits for the <@> Properties for such quarter; and

(b)	pay to <@> the Net Profits Royalty for such quarter.

             1.4         Carrying Forward of Losses. Any amount by which the aggregate of the Expenditures for the <@> Properties in any calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties, exceeds Gross Revenue for the <@> Properties for such quarter shall, together with any negative balance carried forward from the previous quarter (as long as such quarter ended after the date of commencement of Commercial Production), be carried forward for deduction from Gross Revenue for the purpose of determining the Net Profits for the <@> Properties for the immediately succeeding quarter.

             1.5         Year End Adjustment. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 120 days of the end of each calendar year ending after the date of commencement of Commercial Production on the <@> Properties, deliver to <@> a statement of the Gross Revenue, Expenditures and Net Profits for such calendar year, and contemporaneously with the delivery of such statement an appropriate adjustment shall be made with respect to the royalty payments made by <@> pursuant to Paragraph l .3(b) above and <@> shall pay to <@> any amount payable by reason of the Net Profits disclosed in such statement.

             1.6         Access and Audit. For the purpose of verifying any statement of Net Profits for the <@> Properties delivered by <@> to <@> hereunder, <@> agrees that <@> and its authorized representatives shall, at all reasonable times, have full and free access to the books, accounts and records of <@> dealing with all aspects and elements of Gross Revenue and Expenditures for the <@> Properties, and <@> grants to <@> the right at any time to have the Gross Revenue, Expenditures and Net Profits for such Property determined and audited by a chartered accountant selected by <@>. <@> shall pay, on demand by <@>, any deficiency shown to be due by any such audit and, if the statement of Net Profits for the <@> Properties in respect of any period is found by such audit to be understated by more than 5%, <@> shall also reimburse <@> for the costs of the audit.

2.         Net Smelter Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assi s and successors, to pay to <@>, and <@>'s assigns and successors, a production royalty of <@>% of the Net Smelter Returns from the production or sale of minerals from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property (the "Net Smelter Royalty"). For greater certainty, the Net Smelter Royalty encumbers each of the <@> Properties separately and the Net Smelter Royalty in respect of anyone Owned Property shall encumber, and shall only be payable from, the Net Smelter Returns to which <@> is entitled in respect of that Property and shall not encumber any other claims. The Royalties shall be non-administrative, nonexecutive, non- participating and nonworking mineral production royalties.

             2.1         Royalty on Property. The Royalties shall burden and run with the Properties, as applicable, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Properties. On amendment, conversion to a lease or other form of tenure, relocation or patenting of any of the unpatented mining claims which comprise all or part of the Properties, <@> agrees and covenants to execute, deliver and record in the office of the recorder of the county in which all or any part of the Properties are situated an instrument by which <@> grants to <@> the Royalties and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

             2.2         Notice of Commencement of Commercial Production. <@> shall provide <@> with written notice of the date of commencement of Commercial Production on any of the Properties within ten days after the occurrence of such date.

             2.3         Payment of Net Smelter Royalty. <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on any of the <@> Properties:

(a)

deliver to <@> a statement, showing in reasonable detail the calculation of Net Smelter Returns for such Owned Property for such quarter together with documentation supporting the proceeds and payments underlying such calculation; and

(b)	pay <@> the Net Smelter Royalty in respect of such Owned Property for such quarter.

             2.4         Arm's Length. Notwithstanding the definition of Net Smelter Returns, if the proceeds from the sales of ore, minerals or other products extracted or produced from any of the <@> Properties are paid to a person not at arm's length to <@>, or the payments deductible from proceeds are paid to a person not at arm's length to <@>, the amount to be added to or deducted from Net Smelter Returns for such Owned Property in respect of such sales or payments shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or to <@> of the subject matter of the payments at the time.

             2.5         Audit. <@> shall have the right, within 90 days after the delivery to <@> of the annual audited financial statements of <@> Parentco for each fiscal year during which Commercial Production from any of the <@> Properties exists to request an audit of any of the Net Smelter Royalty calculations for the previous year by <@> Parentco's public auditors, after which time period <@>'s calculations shall be deemed to be correct. The cost of such audit shall be paid by <@> unless the audit reveals that the amount paid on account of the Net Smelter Royalty for the fiscal year in question was more than 5% less than that calculated as being due by the auditor, in which case the cost of such audit shall be paid by <@>.

3.         Interest on Unpaid Amounts. If <@> shall fail to pay any amount when due under this Deed, the unpaid amount shall bear interest from the due date thereof to the date of payment at the annual rate equal to the Prime Rate plus [3%], calculated and payable monthly.

4.         Commingling. Subject to <@> obtaining any necessary consents or agreements of the owners of the <@> Properties <@> shall have the right to commingle any ores, minerals or mineral products from any of the Properties with ores, minerals and mineral products produced from other properties, provided that such commingling is accomplished after such ores, minerals or mineral products have been weighed or measured and sampled in accordance with sound mining and metallurgical practices. Any Royalty due hereunder shall be determined by equitable allocation between ores, minerals and mineral products from any of the Properties and ores, minerals and mineral products from other properties in accordance with sound accounting and metallurgical practices. Before the commencement of Commercial Production from any of the Properties that would involve commingling, <@> shall present and explain the commingling procedures that will be used to <@> and give reasonable consideration to any concerns raised by <@>. Accurate records of tonnage, volume of products, analyses of products, weight, assays of metal content, sales, and other records necessary for the computation of any Royalty due hereunder shall be kept by <@>, and such shall be available for inspection by <@>, at <@>'s sole expense, as applicable, at all reasonable times. In any dispute regarding the amount of any Royalty payable, the foregoing shall not alter the common law principles applicable to commingling regarding fair dealing and the burden of proof relating to the calculations of royalties payable.

5.         General Provisions.

             5.1         Entire Agreement. This Deed and the Sale Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

             5.2         Additional Documents. The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

             5.3         Binding Effect. All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

             5.4         No Partnership. Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

             5.5         Governing Law and Forum Selection. This Deed is to be governed by and construed under the laws of the State of Nevada. Any action or proceeding concerning the construction, or interpretation of the terms of this Deed or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.

             5.6         Severability. If any part, term or provision of this Deed is held by a court of competent jurisdiction to be illegal or in conflict with any laws or regulations, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Deed did not contain the particular part, term or provision held to be invalid.

             5.7         Notices. Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee's local time shall be deemed delivered the next day.

             If to <@>:

             If to <@>.:

This Deed is effective         , of         ,2014.

By:
Authorized Signatory
Name:
Title:

This Royalty Deed was executed before me on _________________, by                         , Chief Financial Officer and Treasurer of

Notary Public

My commission does not expire.

Exhibit A

<@> Properties

PROPERTY

The following <@} [NTD: insert property description]

Claim Name	BLM#
<@>

PROPERTY

The following <@} [NTD: insert property description]

Claim Name	BLM#
<@>

Exhibit B

<@> Properties

PROPERTY

The following claims [NTD: insert property description]:

Claim Name	BLM#
<@>

PROPERTY

The following claims [NTD: insert property description]:

Claim Name	BLM#
<@>

Exhibit C

Defined Terms

1.	"Claims" means the mining claims that comprise the Properties.

2.

"Commercial Production" means, and is deemed to have been achieved, in respect of any of the Claims when the concentrator processing ores, for other than testing purposes, has operated for a period of 30 consecutive production days at an average rate of not less than 60% of the projected production rate specified in a feasibility study recommending placing any of the relevant Claims in commercial production or other production plan being pursued or, if a concentrator is not erected on such Claims, when ores have been produced for a period of 30 consecutive production days at the rate of not less than 60% of the mining rate specified in a feasibility study recommending placing such Claims in commercial production, but specifically excludes the milling of ores for the purpose of testing or milling (to a maximum of 500 tons in respect of each of the Claims) by a pilot plant or milling during an initial tune-up period of a plant.

3.

"Expenditures" means, subject to Paragraph 1.2 hereof, all costs, charges, obligations, liabilities and expenses of every nature incurred or chargeable, directly or indirectly, by <@>, <@> Parentco and their respective affiliates, including payments for damages, if any, save and except for damages arising from willful misconduct or gross negligence of any of <@> or <@> Parentco, resulting from or connected with the preparation, equipping and operation of the <@> Properties which are incurred or become chargeable in connection with or for the benefit of the <@> Properties, its development, improvement, maintenance and operation, and the products thereof, except that any capital expenditure shall only be deemed to be an expenditure for any period to the extent that such capital expenditure is depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> for that period. All Expenditures shall be determined in accordance with Canadian generally accepted accounting principles consistently applied or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco. Without limiting the generality of the foregoing, and without intending to enumerate all items of expense, it is understood that Expenditures shall include the following items which are incurred or chargeable in connection with or for the benefit of the <@> Properties and without duplication:

(a)	all costs of or related to the mining and concentrating of ore or other products and the operation and development of the <@> Properties;

(b)	all selling and marketing expenses of ore or other products, including without limitation, transportation, agents' commissions and discounts;

(c)

all costs of maintaining any the <@> Properties or the leases relating thereto, as applicable, or any other interest therein in good standing, including payment of the Royalties and any other amounts due thereunder, as applicable, and taxes of any nature whatsoever in connection therewith;

(d)	the costs of purchase or rental of all supplies, equipment, machinery, plant maintenance, plant additions, repairs and replacements and construction;

(e)	the costs of purchase or rental of all equipment, facilities and amenities for the use and welfare of employees employed in connection with the <@> Properties;

(f)	the total annual costs and expenses of insuring the <@> Properties, including the buildings, improvements, equipment and other property on or below the <@> Properties;

(g)

the salaries, fees and wages of all personnel, including supervisory and management personnel who work full time at the <@> Properties employed to carry out the maintenance and operation of the <@> Properties, including contributions and premiums towards usual fringe benefits, hospital and medical attention, unemployment and workers' compensation insurance, accident benefits, and other sums payable on account of death or injury to such employees, including all sums payable as compensation or damages arising in any manner out of the mining and treatment of the products and including any operations or work of any nature at the property, and in and on the plant or equipment on or below each such claim, including legal expenses in connection therewith, pension plan contributions and similar premiums and contributions;

(h)	all costs of consulting, audit, legal and accounting and other services;

(i)

all reasonable and actual costs and fees of<@> or <@> Parentco for providing technical, management and or supervisory services, such amount, excluding costs relating to depreciated or amortized capital expenditures, not to exceed: (i) 3% of the Expenditures during the relevant period under paragraphs (a), (c), (d), (e), (f), (g), (j), (1) and (m) of the definition of Expenditures; and (ii) 10% of the Expenditures during the relevant period under paragraph (k), provided that, notwithstanding the foregoing, the costs and fees pursuant to this clause (ii) shall not exceed 5% of the Expenditures in respect of any contract pursuant to which the cost to <@> or <@> Parentco is in excess of $50,000;

(j)	the costs of cleaning, garbage and waste collection and disposal, and operating and maintaining storage areas, loading and receiving areas and truck docks;

(k)

all exploration and development expenditures, and all other costs, expenses, interest, obligations and liabilities of whatsoever nature or kind, including those of a capital nature to the extent that such capital expenditures are depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco, during the relevant period, incurred or chargeable, directly or indirectly by <@> or <@> Parentco with respect to the exploration and development of the <@> Properties and equipping such claims for production, but excluding reasonable overhead charges;

(l)	the costs for pollution control, reclamation or any other similar costs incurred or to be incurred as a result of any governmental regulations or requirements;

(m)	costs or expenses incurred or to be incurred relating to the termination of the operation and development of the <@> Properties; and

(n)

all Taxes, rates, royalties, assessments, fees and duties, levied or imposed on the <@> Properties or on <@> or <@> Parentco in respect of such interests, and all taxes and other charges payable to any Governmental Entity, department or agency thereof (excluding income and similar taxes), including all government royalties, mining duties and Taxes not based or imposed on profits, payable on or in respect of or measured by the products from such claims.

4.

"Gross Revenue" means, subject to Paragraph 1.2 hereof, the total amount of all sales of ores, minerals, metals or other product extracted or produced from the <@> Properties and all other receipts or receivables whatsoever from all business conducted on or from such claims, whether those sales or other receipts be evidenced by cheque; cash, credit, charge accounts, exchange or otherwise. If any part of the operations on the <@> Properties shall be subcontracted or conducted by any person, firm or corporation other than <@>, then the total amount of all sales and other receipts of that subcontractor or other person, firm or corporation shall be included in Gross Revenue for the purpose of calculating the royalties payable hereunder.

5.

"Net Smelter Returns" means, subject to Paragraph 2.4 hereof, the net proceeds received from the sale of ore, or ore concentrates, metals or other mineral products from the relevant Claim to a smelter or other purchaser, after payment of:

	(a)	smelter and refining charges;

	(b)	government imposed production and ad valorem taxes (excluding taxes on income);

(c)

ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates. In the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovering costs incurred beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(d)

any and all transportation and insurance costs which may be incurred in connection with the transportation of ore, concentrates or other products, ex- headframe in the case of ores and ex-mill or other treatment facility in the case of concentrates or other products; and

	(e)	all umpire charges which <@> may be required to pay.

6.	"Net Profits" means, with respect to any period and in respect of any of the Lease Properties, the Gross Revenue for such period less all Expenditures for such period.

7.

"Prime Rate" means at any particular time, the reference rate of interest, expressed as a rate per annum that the Bank of Montreal, at its main office in Vancouver, British Columbia, establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy customers.

SCHEDULE "G"

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION FOR SHARES

TO: Golden Predator Mining Corp. (formerly, Northern Tiger Resources Inc.) (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares (the "Shares" or "Securities") of the Corporation set forth below for the subscription amount set forth below (the "Subscription Amount"), representing a subscription price of S0.28 per Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Shares of Golden Predator Mining Corp." attached hereto (together with this page and the attached exhibits, the "Subscription Agreement").

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF GOLDEN PREDATOR MINING CORP.

Terms of the Offering

1.                 The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part at any time prior to closing.

Representations, Warranties, Acknowledgements and Covenants by Corporation. By accepting this offer, the Corporation represents and warrants to the Subscriber as follows:

(a)

the Corporation and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)

the Corporation has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement and this Subscription Agreement is a legal, valid and binding obligation of the Corporation;

(c)	no Offering Memorandum has been or will be provided to the Subscriber;

(d)

the Corporation has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Shares, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D of the U.S. Securities Act;

(e)

on the Closing Date, the Corporation will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(f)

the Corporation and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in all information and materials filed by the Company with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January l, 2012 to the date hereof (the "Public Record") and except as disclosed therein, all agreements by which the Corporation or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(g)

the financial statements comprised in the Public Record accurately reflect the financial position of the Corporation as at the date thereof, and no adverse material changes in the financial position of the Corporation have taken place since the date of the Corporation's last financial statements except as filed in the Public Record;

(h)

neither the Corporation nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Corporation's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(i)

except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Corporation or any other security convertible or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued or outstanding Shares of the Corporation;

(j)

the entering into and performance by the Corporation will not, on the Closing Date, constitute a default under any term or provision of the constating documents or resolutions of the Corporation, or any judgment, decree, order, statute, rule or regulation, or any agreement or instrument applicable to the Corporation which in any way materially adversely affects the Corporation or the condition (financial or otherwise) of the Corporation or which would have any material effect upon the ability of the Corporation to perform its obligations arising under this Subscription Agreement;

(k)

the Shares will, at the Closing Date, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Corporation will reserve sufficient shares in the treasury of the Corporation to enable it to issue the Shares;

(I)	the outstanding Shares are now, and will be on the Closing Date, listed on the TSX Venture Exchange ("Stock Exchange") ;

(m)

on the Closing Date, no order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of such securities will have been issued to the Corporation or its directors, officers or promoters and, to the knowledge of the Corporation, no investigations or proceedings for such purposes are pending or threatened;

(n)	prior to the Closing Date, the Corporation will have obtained all required approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;

(o)

the Corporation will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the Stock Exchange required to be satisfied prior to the Stock Exchange's acceptance of the Corporation's notice of the Offering;

(p)	the Corporation will use its best efforts to obtain all necessary approvals for this Offering;

(q)

as at the Closing Date, the Corporation is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia and Alberta and the Corporation will use its commercially reasonable best efforts to maintain its status; and

(r)	the Corporation has full corporate authority to issue the Shares at the Closing Date.

Representations, Warranties, Acknowledgements and Covenants by Subscriber

2.                 The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, acknowledges and covenants, as applicable, to the Corporation (and acknowledges that the Corporation, and its counsel, are relying thereon) both at the date hereof and at the Closing Time (as herein defined) that:

(a)

the Subscriber has been independently advised to consult with its own legal advisors as to restrictions with respect to trading in the Securities, imposed by applicable securities legislation in the jurisdiction in which it resides or to which it is otherwise subject, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities, except in accordance with limited exemptions under applicable securities legislation and regulatory policy until the expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Securities will bear a legend indicating that the resale of such securities is restricted; and

(b)

the Subscriber has not received nor been provided with, nor has the Subscriber requested, nor does the Subscriber have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular, take-over bid circular, issuer bid circular, prospectus, or other continuous disclosure document, the content of which is prescribed by applicable securities law, that, in each case, has been filed with applicable securities commissions) describing, or purporting to describe, the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist such prospective purchasers in making an investment decision in respect of the Shares; and

(c)

the Subscriber has not become aware of and the purchase of the Shares is not made through or as a result of any general solicitation or any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Shares; and

(d)

unless the Subscriber is purchasing under Section 3(e) hereof, the Subscriber is, purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of al1 or any of the Securities, it is resident in or is otherwise subject to applicable securities laws of the jurisdiction set out as the "Subscriber's Address" on the face page hereof, and it ful1y complies with one or more of the criteria set forth below:

(i)	it is resident in or otherwise subject to applicable securities laws of any jurisdiction of Canada and:

(A)

it is an "accredited investor", as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions ("NI 45-106"), and has concurrently executed and delivered a Representation letter in the form attached as Exhibit 1 to this Subscription Agreement with Appendix A to Exhibit I completed; or

(B)	the Subscriber is one of the fol1owing and has so indicated by identifying the applicable subsection:

_______	(I)	an employee, executive officer, director or consultant of the Corporation or a related entity (as defined in NI 45-106) of the Corporation; or

_______	(II)	a permitted assign (asdefined inNI 45-106) of a person referred to in (I) above; and

participation in the purchase is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation; or

(ii)

it has an aggregate acquisition cost for the Shares of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

(iii)

it is resident in or otherwise subject to applicable securities laws of any jurisdiction of Canada, other than Ontario or Saskatchewan, is one of the fol1owing and has so indicated by identifying the applicable subsection:

(A)

a "director'', "executive officer" or "control person" of the Corporation, or of an "affiliate" (as such terms are defined in NI 45-106 and reproduced in Appendix A to Exhibit I to this Subscription Agreement) of the Corporation; or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit l to this Subscription Agreement), parent, grandparent, brother, sister or child of any person referred to in subclause (A) above; or

(C)	a parent, grandparent, brother, sister or child of the spouse of any person referred to in subclause (A); or

(D)

a close personal friend of any person referred to in subclause (A) and, if requested by the Corporation or its respective counsel, will provide a signed statement describing their relationship with any such person; or

(E)

a close business associate of any person referred to in subclause (A) and, if requested by the Corporation or its respective counsel, will provide a signed statement describing their relationship with any such person; or

(F)

a "founder'' (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit I to this Subscription Agreement) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation; or

(G)	a parent, grandparent, brother, sister or child of a spouse of a founder of the Corporation; or

(H)	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in subsections (A) through (G) above; or

(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in subsections (A) through (G) above; or

(Note: for the purposes of subparagraph (D) above, a person is not a close persona/ friend solely because the individual is a relative or a member of the same organization or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close persona/ friend as a result of being a close persona/ friend of a close friend of one of the listed individuals above, rather the relationship must be direct. A close persona/ friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. Further, for the purposes of subparagraph (E) above, a person is not a "close business associate" if the person is a casual business associate or a person introduced or solicited for purposes of purchasing securities nor is the individual a close business associate solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct. A close business associates an individual who had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness)

(iv)	it is resident in or otherwise subject to applicable securities laws of Ontario, is one of the following and has so indicated by identifying the applicable subsection:

(A)	a founder of the Corporation; or

(B)	an affiliate of a founder of the Corporation; or

(C)	a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Corporation; or

(D)	a person that is a control person of the Corporation; or

(v)

if it is a resident of or otherwise subject to applicable securities Laws of any jurisdiction referred to in the preceding subsections but not purchasing thereunder, the Subscriber or any beneficial purchaser for whom the Subscriber is acting, is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which have been enclosed herewith by the Subscriber) available to the Subscriber under applicable securities legislation of the jurisdiction of the Subscriber's residence and shall deliver to the Corporation such further particulars of the exemption(s) and the Subscriber's qualifications thereunder as the Corporation or its respective counsel may request; or

(vi)	if the Subscriber is resident in or otherwise subject to applicable securities Jaws of a jurisdiction other than Canada or the United States, the Subscriber confirms, represents and warrants that:

(A)

the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") and which would apply to the acquisition of the Securities;

(B)

the Subscriber is purchasing the Shares pursuant to exemptions from prospectus or registration requirements or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;

(C)

the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Subscriber's Securities; and

(D)	the purchase of the Securities by the Subscriber does not trigger:

(I)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(II)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

the Subscriber will, if requested by the Corporation , deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (B), (C) and (D) above to the satisfaction of the Corporation, acting reasonably;

(e)

if it is not purchasing as a principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Shares for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the "Subscriber's Address" and:

(A)

it is an "accredited investor" as such term is defined in paragraphs (p) or (q) of the definition of "accredited investor'' in NI 45-106 and reproduced in Appendix "A" to Exhibit 1 of this Subscription Agreement (provided, however, that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada) and is therefore deemed to be purchasing as principal pursuant to NI 45-106 and it has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1and has initialed or placed a check mark in Appendix "A" thereto indicating that the Subscriber satisfied one of the categories of "accredited investor" set out in paragraphs (p) or (q) of Appendix "A" thereto; or

(B)

subject to securities laws applicable to the Subscriber, it is acting as agent for one or more Disclosed Beneficial Principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Common Shares, and each of such principals complies with subparagraphs (i) or (ii) of paragraph 3(d) hereof as are applicable to it; and

(f)	the Subscriber acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities subscribed for hereunder; and

	(ii)	there is no government or other insurance covering the Shares subscribed for hereunder; and

	(iii)	there are risks associated with the purchase of the Shares subscribed for hereunder; and

(iv)

there are restrictions on the Subscriber's ability to resell the Securities subscribed for hereunder, and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling such securities; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities Jaws and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities Jaws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)

the certificate(s) representing the Securities subscribed for hereunder will be endorsed by a legend stating that the Securities subscribed for hereunder will be subject to restrictions on resale in accordance with applicable securities legislation; and

(g)

the Subscriber is aware that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended ("U.S. Securities Act") or the securities laws of any state and that the Securities may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities; and

(h)

the Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(i)

the Subscriber is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(j)

the Subscriber undertakes and agrees that it will not offer or sell the Securities, in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that the Subscriber will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(k)

if a corporation, partnership, unincorporated association or other entity, the Subscriber has the legal capacity and competence to enter into and be bound by this Subscription Agreement and to perform all of its obligations hereunder, and if it is a body corporate, it is duly incorporated or created and validly subsisting under the laws of the jurisdiction of its incorporation, and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained; and

())	if an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(m)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(n)	the Subscriber acknowledges that this Subscription Agreement is not enforceable by the Subscriber until the Subscription Agreement has been accepted by the Corporation; and

(o)

in the case a Subscriber is acting on behalf of a principal/beneficial purchaser, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal/beneficial purchaser and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal/beneficial purchaser and the Subscriber acknowledges that the Corporation may be required by law to disclose to certain principal regulatory authorities the identity of each principal/beneficial purchaser for whom the Subscriber may be acting; and

(p)

the Subscriber, or each principal/beneficial purchaser for whom it is acting, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and the Subscriber, or each principal/beneficial purchaser for whom it is acting, is able to bear the economic risk of loss of its entire investment; and

(q)

the Subscriber has relied solely upon publicly available information relating to the Corporation and, other than as stated herein, not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(r)

the Subscriber understands and acknowledges that the Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

(s)

IF REQUIRED BY APPLICABLE SECURITIES LEGISLATION, REGULATIONS, RULES, POLICIES OR ORDERS OR BY ANY SECURITIES COMMISSION, STOCK EXCHANGE OR OTHER REGULATORY AUTHORITY, THE SUBSCRIBER WILL EXECUTE, DELIVER, FILE AND OTHERWISE ASSIST THE CORPORATION IN FILING, SUCH REPORTS, UNDERTAKINGS AND OTHER DOCUMENTS WITH RESPECT TO THE ISSUE OF THE COMMON SHARES AS MAY BE REQUIRED (INCLUDING, WITHOUT LIMITATION):

(i)

in the case of an "accredited investor'' resident in or otherwise subject to applicable securities laws of Canada, a representation letter in the form attached as Exhibit 1with Appendix A to Exhibit 1 fully completed;

(ii)

Form 4C - Corporate Placee Registration Form, a copy of which is attached hereto as Exhibit 2 for all Subscribers who are not individuals and have not previously filed such form with the TSX Venture Exchange;

(iii)	Acknowledgement - Personal Information attached hereto as Exhibit 3 for all Subscribers; and

(iv)	Particulars of the Subscriber Form attached hereto as Exhibit 4 for all Subscribers.

(t)	the Subscriber will not resell the Securities except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(u)

the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber's constating documents, or any agreement to which the Subscriber is a party or by which the Subscriber is bound; and

(v)

none of the funds that the Subscriber is using to purchase the Shares represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA, and to the best of the Subscriber's knowledge (i) the Subscription Amount to be provided by the Subscriber (A) has not been or wil1 not be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) is not being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(w)	none of the funds the Subscriber is using to purchase the Shares are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities; and

(x)	the Subscriber understands and acknowledges that the Shares are being purchased pursuant to exemptions from the prospectus requirements contained in applicable securities legislation and, as a result:

(i)	the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation; and

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(y)

the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for the Shares, including, but not limited to, the applicable resale restrictions and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(z)	the Subscriber's offer to subscribe for Shares has not been induced by any representations with regard to the present or future worth of the Securities; and

(aa)

the Subscriber, either alone or together with the Subscriber's financial advisor, has sufficient financial knowledge and experience to evaluate the merit and risks of an investment in the Corporation on the basis of information presented to the Subscriber;

Closing

3.                 The Subscriber agrees to deliver to the Corporation, on the Closing Date:

(a)	this duly completed and executed Subscription Agreement;

(b)

if the Subscriber is an "accredited investor" resident in or otherwise subject to applicable securities laws of Canada, a fully executed and completed Representation Letter in the form of Exhibit I with Appendix A to Exhibit I fully completed;

(c)

a wire transfer, certified cheque or bank draft payable to the Corporation for the Subscription Amount of the Shares subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Corporation;

(d)	a fully executed and completed copy of Form 4C - Corporate Placee Registration Form in the form of Exhibit 2 for all Subscribers who are not individuals;

(e)	a fully executed "Acknowledgement - Personal Information" attached hereto as Exhibit 3 for all Subscribers; and

(t)	the Particulars of the Subscriber Form attached hereto as Exhibit 4 for all Subscribers.

4.                 The sale of the Shares pursuant to this Subscription Agreement will be completed at the offices of the Corporation in Edmonton, Alberta on the the Effective Date (as defined in the arrangement agreement between the Subscriber and Americas Bullion Royalty Corp. dated February 18, 2014, as amended on March 25, 2014 (the "Arrangement Agreement") at the time set out in the Plan of Arrangement (as defined in the Arrangement Agreement) or such other date as the Corporation may determine (the "Closing Date").

5.                 The Corporation shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreement, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents listed in section 4 hereof to the Corporation within two business days of the Closing Date. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

6.                 The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time as if made at that time and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and their counsel in determining the Subscriber's eligibility to purchase the Shares and the Subscriber hereby agrees to indemnify the Corporation and its directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

7.                 This Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation and its respective counsel. Such information is being collected by the Corporation and its respective counsel for the purposes of completing the Offering described herein, which includes, without limitation, determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, preparing and registering certificates representing the Shares to be issued to the Subscriber and completing filings required by any stock exchange, securities commission or securities regulatory authority or taxation authorities. Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and_ this personal information is also being collected for the purpose of administration and enforcement of securities legislation. In Ontario, the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8, Telephone (416) 593-8086, Facsimile: (416) 593- 8252 is the public official who can answer questions about the indirect collection of personal information. The Subscriber's personal information may be disclosed by the Corporation or its respective counsel to: (a) stock exchanges, securities commissions or securities regulatory authorities; (b) the Corporation's registrar and transfer agent (c} taxation authorities; (d) any of the other parties involved in the offering, including legal counsel. By executing this Subscription Agreement and the "Acknowledgement-Personal Information" attached as Exhibit 3, the Subscriber is deemed to be authorizing and consenting to the foregoing collection (including the indirect collection of personal information}, use and disclosure of the Subscriber's personal information as set forth above and in the "Acknowledgement-Personal Information" attached as Exhibit 3. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described in this Subscription Agreement as may be required to be filed with any stock exchange, securities commission or securities regulatory authority in connection with the transactions contemplated hereby.

8.                 The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the TSX Venture Exchange Inc. and all other required regulatory approvals.

9.                 The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

10.               The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attom to the exclusive jurisdiction of the courts of the Province of Alberta. Time shall be of the essence hereof.

11.               This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

12.               The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

13.               Except as otherwise provided herein, the parties may waive, modify, change, discharge or terminate this Subscription Agreement only by a written instrument signed by each party against whom the waiver, change, discharge or termination is sought.

14.               The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

15.               The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

16.               The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

17.               In this Subscription Agreement (including attachments), references to "$" or "Cdn. $" are to Canadian dollars.

EXHIBIT 1

REPRESENTATION LETTER

{FOR ACCREDITED INVESTORS}

TO:	GOLDEN PREDATOR MINING CORP. (THE "CORPORATION")

             In connection with the purchase of Shares (the "Shares") of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit I), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber is resident in a jurisdiction of Canada or is subject to the securities laws of a jurisdiction of Canada;

2.	The Subscriber is purchasing the Shares as principal for its own account or complies with the provisions of paragraph 9(e) of the Subscription Agreement;

3.

The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter;

4.	The Subscriber was not created or used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of the attached Appendix "A" of this Exhibit I ; and

5.	Upon execution of this Exhibit I by the Subscriber, this Exhibit I shall be incorporated into and form a part of the Subscription Agreement.

Dated: ___________________________, 2014

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE MARK THE CATEGORY OR CATEGORIES
IN APPENDIX "A" ON THE NEXT PAGE THAT DESCRIBES YOU

APPENDIX "A"

TO EXHIBIT 1

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BEWW.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(a)	a Canadian financial institution, or a Schedule III Bank; or

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_______	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_______	(d)

a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

_______	(g)

a municipality, public board or commission in Canada and a metropolitan community school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec; or

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_______	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_______	(j)	an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_______	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (t) below, which must be initialed)

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

2

_______	(n)	an investment fund that distributes or has distributed its securities only to:

(i)	a person that is or was an accredited investor at the time of the distribution, or

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45- l 06, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

_______	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person:

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

_______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______	(t)

a person in respe3ct of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

(Note: if you are purchasing as an individual accredited investor, paragraph (k) above must be initialed rather than paragraph (t).)

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

(i)	an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia.

For the purposes hereof:

(a)	"affiliate" means an issuer connected with another issuer because

(i)	one of them is the subsidiary of the other;

3

(ii)	each of them is controlled by the same person; or

(iii)	for the purposes of Saskatchewan securities law, both are subsidiaries of the same issuer;

(b)	"Canadian financial institution" means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

	(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

	(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(iii)

spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(d)	"director" means:

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(e)	"eligibility adviser" means:

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)	"executive officer" means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president,

4

(ii)	a vice-president in charge of a principal business Share, division or function including sales, finance or production,

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;

(g)	"financial assets" means:

	(i)	cash,

	(ii)	securities, or

	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(h)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(i)	"founder" means, in respect of an issuer, a person who:

	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(j)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(k)	"investment fund" means a mutual fund or a non-redeemable investment fund;

(I)	"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

(m)	"local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

(n)	"non-redeemable investment fund" means an issuer,

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)	that does not invest;

	(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

	(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(iii)	that is not a mutual fund;

(o)	"person" includes:

	(i)	an individual,

	(ii)	a corporation,

5

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(p)	"regulator" means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(q)	"related liabilities" means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets;

(r)	"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(s)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(t)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

EXHIBIT 2
FORM 4C CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 48. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

I.	Placee Information:

(a)	Name: Till Capital Ltd.

(b)	Complete Address: Crawford House, 5 Cedar Avenue, Hamilton, HM 1 1 Bermuda

(c)	Jurisdiction of Incorporation or Creation: Bermuda

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? No

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? No

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in Jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________
* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

	(a)	"Personal Information " means any information n about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 68) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 68 or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at _______________________________________on ________________________________________

Till Capital Ltd .
(Name of Purchaser - please print)

(Authorized Signature)

Chief Financial Officer
(Official Capacity - please print)

Timothy Leybold

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

Corporate Placee Signature Page (NTR Subscription)

EXHIBIT 3

ACKNOWLEDGEMENT - PERSONAL INFORMATION

"Personal Information " means any information about an identifiable individual, and includes information provided by the Subscriber on the cover page and in the forms, schedules and appendices forming part of the Subscription Agreement.

The undersigned Subscriber provides its written consent to:

(a)	the disclosure of Personal Information by the Corporation to the Exchange (as defined below) and to any applicable securities regulatory authorities; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described below or as otherwise identified by the Exchange, from time to time.

Dated at _______________________________on ________________________

x
Signature of individual (if Subscriber is an individual)

x
Authorized signatory (if Subscriber is not an individual)

Till Capital Ltd.
Name of Subscriber (please print)

Timothy Leybold
Name of authorized signatory (please print)

Chief Financial Officer
Official capacity of authorized signatory (please print)

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the "Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an issuer (the "Corporation") or Applicant and use it for the following purposes:

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about each individual;

(c)

to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Corporation or Applicant;

(d)	to consider the eligibility of the Corporation or Applicant to list on the Exchange;

(e)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Corporation, or its associates or affiliates;

(f)	to conduct enforcement proceedings; and

(g)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange .

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

EXHIBIT 4

PARTICULARS OF THE SUBSCRIBER

Till Capital Ltd.
Name of Subscriber (Please Print)